UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2019

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
   Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 22, 2019, the Personnel and Compensation Committee (the "Committee") of the Board of Directors of Teledyne Technologies Incorporated ("Teledyne") approved 2020 annual base salaries for the Teledyne named executive officers set forth below, to be effective for 2020.

		New Base
Name	Position	Salary
Robert Mehrabian	Executive Chairman	$900,000
Susan L. Main	Senior Vice President and Chief Financial Officer	$479,000
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$437,300
Edwin Roks	Vice President and Group President, Teledyne Digital Imaging	$459,000

        There was no change to the annual base salary of Aldo Pichelli, Teledyne's President and Chief Executive Officer, which will remain at $800,000. In setting such base salaries described above, the Committee considered general industry and industry peer compensation information provided by independent compensation consultants, executive performance, and other factors.

In the case of each of Dr. Mehrabian and Mr. Pichelli, the Committee considered the terms and conditions relating to annual bases salary set forth in such executive's employment agreement signed in October 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: October 23, 2019